SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                              FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 20, 1996



                    ALLIANCE ENTERTAINMENT CORP.
       (Exact name of registrant as specified in its charter)




      Delaware                   1-13054           13-3645913
(State or other jurisdiction   (Commission      (I.R.S. Employer
      of incorporation)        File Number)    Identification No.)



110 East 59th Street, New York, New York               10022
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 935-6662

                      Exhibit index on page 5.

Item 5.  Other Events

            On December 20, 1996 Alliance Entertainment Corp.
(the "Company") entered into a Purchase Agreement (the "Agree-ment") among Wasserstein & Co. Inc. ("WCI"), Cypress Ventures, Inc., a wholly owned subsidiary of WCI ("CVI"), and BT Capital Partners, Inc. ("BTC"), which is attached as Exhibit 10.47 hereto, pursuant to which the Company issued 57,500 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), for $5 million to CVI, as well as $2.5 million and $7.5 million aggregate principal amount of the Company's 6% Exchangeable Notes due 2001 (the "Notes") issued to CVI and BTC, respectively. Subject to prior approval by the holders of the outstanding common stock of the Company of the issuance of sufficient shares of common stock, both the Series B Preferred Stock and the Notes are convertible into shares of common stock of the Company at an initial conversion price of $1.25 per share.

            In addition, the Agreement provides for a second stage of financing, which is anticipated to occur in the first half of 1997, consisting of a rights offering (the "Rights
Offering") of $35 million of Series C Convertible Preferred
Stock, par value $0.01 per share (the "Series C Preferred
Stock") of the Company. Completion of the Rights Offering is subject to further amendments to the Company's credit facilities satisfactory to WCI, CVI and BTC and other customary conditions. The Series C Preferred Stock that is proposed to be issued by the Company pursuant to the Rights Offering will be similar to the Series B Prefered Stock, but, subject to prior approval by the holders of the outstanding common stock of the Company of the issuance of sufficient shares of common stock, will convert into the Company's common stock at an a conversion price equal to the lesser of $2.25 or 75% of the market price per share of common stock at the time of conversion, subject to adjustment.

            In connection with the financing, the Company's thir-teen member Board of Directors has been reorganized to consist of six designees of WCI, four designees of BTC, one designee of Bain Capital Inc., Alvin Teller and Joseph Bianco.

            The above description of the financing is qualified in its entirety by the terms of the Agreement set forth in
Exhibit 10.47 hereto. The financing was announced in a press release contained in Exhibit 99.1 hereto.

            Certain matters discussed in this report are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation

Reform Act of 1995. These forward-looking statements can gen-erally be identified as such because the context of the state-ment will include words such as the Company "believes," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates or goals are also forward-looking statements. Such statements address future events and conditions concerning capital expen-ditures, earnings, sales, liquidity and capital resources, and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of factors such as future economic conditions, including changes in customer demand; legislative, regulatory and competitive developments in markets in which the Company operates; and other circumstances affecting anticipated reve-nues and costs.




Item 7.     Financial Statements and Exhibits

      (c)   Exhibits

       Exhibit 10.47.      Purchase Agreement dated December 20,
                           1996, including exhibits thereto.

       Exhibit 99.1.       Press Release dated December 20, 1996.

                                 SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ALLIANCE ENTERTAINMENT CORP.


                              By:  /s/ Christopher J. Joyce
                              ----------------------------
                                    Name:  Christopher J. Joyce
                                    Title: Executive Vice President,
                                            General Counsel and
                                            Assistant Secretary


Date:  December 23, 1996

                               EXHIBIT INDEX


       Exhibit 10.47.      Purchase Agreement dated December 20,
                           1996, including exhibits thereto.

       Exhibit 99.1.       Press Release dated December 20, 1996.